Exhibit 10.1

PERFORMANCE-BASED RESTRICTED STOCK UNIT AGREEMENT (2022)

This Restricted Stock Unit Agreement (this “Agreement”), dated as of _____, 2022 (the “Grant Date”), is made by and between Sunstone Hotel Investors, Inc., a Maryland corporation (the “Company”), and «PARTC_NAME» (the “Participant”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Plan (as defined below).

WHEREAS, the Company maintains the Sunstone Hotel Investors, Inc. 2004 Long-Term Incentive Plan (as amended from time to time, the “Plan”);

WHEREAS, the Company wishes to carry out the Plan (the terms of which are hereby incorporated by reference and made a part of this Agreement);

WHEREAS, Section 3.8 of the Plan provides for the issuance of restricted stock units (“RSUs”); and

WHEREAS, the Committee has determined that it would be to the advantage and in the best interest of the Company to issue RSUs to the Participant as an inducement to enter into or remain in the service of the Company or any Related Entity, and as an additional incentive during such service, and has advised the Company thereof.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

1. Issuance of Award of RSUs. Pursuant to the Plan, in consideration of the Participant’s agreement to provide services to the Company or any Related Entity (as applicable), the Company hereby issues to the Participant an award of «RSUS_GRANTED» RSUs. Each RSU that vests (and ceases to be subject to the Restrictions) shall represent the right to receive payment, in accordance with this Agreement, of one share of Common Stock. Unless and until an RSU vests, the Participant will have no right to payment in respect of any such RSU. Prior to actual payment in respect of any vested RSU, such RSU will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company.

2. Dividend Equivalents. Each RSU granted hereunder that becomes an Earned RSU is hereby granted in tandem with a corresponding dividend equivalent right (a “Dividend Equivalent”), which Dividend Equivalent shall remain outstanding from the Grant Date until the earlier of the payment or forfeiture of the RSU to which it corresponds. Pursuant to each outstanding Dividend Equivalent, with respect to each dividend paid by the Company with respect to the Performance Period, the Participant shall be entitled to receive payment equal to the amount of such dividend, if any, on the Shares underlying the Earned RSU to which such Dividend Equivalent relates, payable in the same form and amounts as dividends paid to each holder of a Share. Each such payment shall be made no later than thirty (30) days following the applicable dividend payment date, provided that no such payments shall be made prior to the date on which the RSU becomes an Earned RSU, and any Dividend Equivalent payments that would have been made prior to such date had the RSU been an Earned RSU, plus (or minus) the amount of gain (or loss) on such amounts had they been reinvested in Common Stock on the date on which the corresponding dividend was paid (at a price equal to the closing price of the Common Stock on the applicable dividend payment date), shall be paid in a single lump sum no later than forty-five (45) days following the date on which the RSU becomes an Earned RSU. Dividend Equivalents shall not entitle the Participant to any payments relating to dividends for which the record date occurs after the payment of the Earned RSU underlying such Dividend Equivalent, and the Participant shall not be entitled to any Dividend Equivalent payments with respect to any RSU that does not become an Earned RSU. Dividend Equivalents and any amounts that may become distributable in respect thereof shall be treated separately from the RSUs and the rights arising in connection therewith for purposes of the designation of time and form of payments required by Section 409A of the Code.

3. Definitions. For purposes of this Agreement, the following terms shall have the meanings set forth below.

(a) “Cause” means “Cause” as defined in the Participant’s applicable employment or severance agreement with the Company if such an agreement exists and contains a definition of Cause, or, if no such agreement exists or such agreement does not contain a definition of Cause, then Cause means the occurrence of one or more of the following events: (i) the Participant’s continued and willful failure to perform or gross negligence in performing his or her duties owed to the Company, which is not cured within 15 days following a written notice being delivered to the Participant, which notice specifies such failure or negligence; (ii) the Participant’s willful commission of an act of fraud or material dishonesty in the performance of his or her duties, the nature of which, and the support for which, shall be provided to the Participant in writing; (iii) the indictment of the Participant, conviction of the Participant, or entry by the Participant of a guilty or no contest plea to any felony or any other felony or misdemeanor involving moral turpitude; (iv) any material breach by the Participant of his or her fiduciary duty or duty of loyalty to the Company; or (v) the Participant’s material breach of any of the provisions of this Agreement, or any other written agreement between the Participant and the Company, which is not cured within 15 days following written notice thereof from the Company.

(b) “Disability” means “Disability” as defined in the Participant’s applicable employment or severance agreement with the Company if such an agreement exists and contains a definition of Disability, or, if no such agreement exists or such agreement does not contain a definition of Disability, then Disability shall mean a disability that qualifies or, had the Participant been a participant, would qualify the Participant to receive long-term disability payments under the Company’s group long-term disability insurance plan or program, as it may be amended from time to time.

(c) “Employment Agreement” means that certain employment agreement by and between the Participant and the Company, dated as of [________].

(d) “Good Reason” means “Good Reason” as defined in the Participant’s applicable employment or severance agreement with the Company if such an agreement exists and contains a definition of Good Reason, or, if no such agreement exists or such agreement does not contain a definition of Good Reason, then Good Reason means the occurrence of any one or more of the following events without the Participant’s prior written consent:

(i)

a material reduction in the Participant’s title, duties, authority, responsibilities, reporting relationships, including, without limitation, the Company ceasing to be a public company or ceasing to be traded on the New York Stock Exchange (or similar exchange) following a Change in Control, or the assignment to the Participant of any duties materially inconsistent with the Participant’s position, title, authority, duties or responsibilities;

(ii)	a reduction by the Company of the Participant’s annual base salary by greater than three percent (3%);

(iii)	The relocation of the Company’s headquarters to a location more than 35 miles from the Company’s current headquarters in Irvine, California; and

For purposes of this Agreement, a termination of employment by the Participant shall not be deemed to be for Good Reason unless (A) the Participant gives the Company written notice describing the event or events which are the basis for such termination within 90 days after the event or events occur, (B) such grounds for termination (if susceptible to correction) are not corrected by the Company within 30 days after the Company’s receipt of such notice, and (C) the Participant terminates his employment no later than 45 days after the Participant provides notice to the Company in accordance with clause (A) of this paragraph.

(e) “Performance Period” means the period set forth on Exhibit A attached hereto.

(f) “Qualifying Termination” means a Termination of Employment by reason of (i) the Participant’s death, (ii) a termination by the Company or any Related Entity due to the Participant’s Disability, (iii) a termination by the Company or any Related Entity other than for Cause, or (iv) a termination by the Participant for Good Reason.

(g) “Restrictions” means the exposure to forfeiture set forth in Sections 5(a) and 6(a).

(h) “Service Provider” means an employee, consultant or director of the Company or a Related Entity, as applicable.

(i) “Share” means a share of Common Stock.

(j) “Unvested RSU” means any RSU that has not become fully vested pursuant to Section 5 hereof and remains subject to the Restrictions.

(k) “Vested RSUs” means Earned RSUs that become fully vested on the applicable Vesting Date.

4. RSUs and Dividend Equivalents Subject to the Plan; Ownership and Transfer Restrictions.

(a) The RSUs and Dividend Equivalents are subject to the terms, definitions and provisions of the Plan, which is incorporated herein by reference, including, without limitation, the restrictions on transfer set forth in Section 4.4 of the Plan.

(b) Without limiting the foregoing, the RSUs and Common Stock issuable with respect thereto shall be subject to the restrictions on ownership and transfer set forth in the charter of the Company, as amended and supplemented from time to time.

5. Vesting.

(a) General. The RSUs granted hereby will become Vested RSUs and the Restrictions set forth in this Section 5(a) and Section 6(a) below shall lapse on the Vesting Date to the extent (if any) that the Price Per Share Goals as defined and set forth in Exhibit A are achieved, subject to the Participant’s continued status as a Service Provider through the Vesting Date (except as set forth in Section 5(b) and 6(b) below). Any RSUs granted hereby which do not satisfy the requirements to become Vested RSUs as of the completion of the Performance Period will automatically be cancelled and forfeited without payment of any consideration therefor, and the Participant shall have no further right to or interest in such RSUs.

(b) Change in Control. Notwithstanding the foregoing, in the event that (i) a Change in Control occurs prior to the completion of the Performance Period, (ii) the Participant has not incurred a Termination of Employment prior to such Change in Control and (iii) this award of RSUs is not continued, converted, assumed or replaced by the surviving or successor entity in such Change in Control in an equitable manner approved by the Administrator in good faith, the Restrictions shall lapse with respect to a number of

RSUs equal to the number of RSUs which would be Vested RSUs (if any) based on the actual achievement of the Price Per Share Goals as of and assuming the Vesting Date occurred as of the date of the Change in Control, and such RSUs shall, immediately prior to such Change in Control, become Vested RSUs. Any RSUs that do not become fully vested in accordance with the preceding sentence will automatically be cancelled and forfeited as of the date of the Change in Control without payment of any consideration therefor, and the Participant shall have no further right to or interest in such RSUs. The Participant acknowledges and agrees that the accelerated vesting provision contained in Section 4(a)(ii)(B) of the Employment Agreement is superseded by this Agreement, such that such accelerated vesting provision shall not apply with respect to the RSUs granted pursuant to this Agreement.

6. Effect of Termination of Employment.

(a) Termination of Employment. Subject to Section 6(b) below, in the event of the Participant’s Termination of Employment for any reason, any and all Unvested RSUs as of the date of such Termination of Employment (after taking into account any accelerated vesting that occurs in connection with such termination) will automatically and without further action be cancelled and forfeited without payment of any consideration therefor, and the Participant shall have no further right to or interest in such Unvested RSUs. No RSUs which have not vested as of the date of the Participant’s Termination of Employment shall thereafter become vested.

(b) Qualifying Termination. In the event that the Participant incurs a Qualifying Termination prior to the completion of the Performance Period, the Restrictions shall lapse with respect to a number of RSUs equal to the number of RSUs which would be Vested RSUs (if any) based on the actual achievement of the Price Per Share Goals as of and assuming the Vesting Date occurred as of the date of the Participant’s Qualifying Termination (the “Qualifying Termination RSUs”), and such RSUs shall become Vested RSUs upon the date of the Participant’s Qualifying Termination. Any RSUs that do not become fully vested in accordance with the preceding sentence will automatically be cancelled and forfeited as of the date of the Qualifying Termination without payment of any consideration therefor, and the Participant shall have no further right to or interest in such RSUs. The Participant acknowledges and agrees that the accelerated vesting provision contained in Section 4(a)(ii)(B) of the Employment Agreement is superseded by this Agreement, such that such accelerated vesting provision shall not apply with respect to the RSUs granted pursuant to this Agreement.

7. Payment. Payments in respect of any RSUs that vest in accordance herewith shall be made to the Participant (or in the event of the Participant’s death, to his or her estate) in whole Shares, and any fractional Share will be rounded as determined by the Company; provided, however, that in no event shall the aggregate number of RSUs that vest or become payable hereunder exceed 100% of the total number of RSUs set forth in Section 1 of this Agreement. The Company shall make such payments as soon as practicable after the applicable vesting date, but in any event within twenty (20) days after such vesting date, provided that, in the event of vesting upon a Change in Control under Section 5(b) above, such payment shall be made or deemed made immediately preceding and effective upon the occurrence of such Change in Control.

8. Determinations by Committee. Notwithstanding anything contained herein, all determinations, interpretations and assumptions relating to the vesting of the RSUs (including, without limitation, determinations, interpretations and assumptions with respect to the Share Price Goals) shall be made by the Committee and shall be applied consistently and uniformly to all similar Awards granted under the Plan. In making such determinations, the Committee may employ attorneys, consultants, accountants, appraisers, brokers, or other persons, and the Committee, the Board, the Company and their officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee in good faith and absent manifest error shall be final and binding upon the Participant, the Company and all other interested persons.

9. Restrictions on New RSUs or Shares. In the event that the RSUs or the Shares underlying the RSUs are changed into or exchanged for a different number or kind of securities of the Company or of another corporation or other entity by reason of merger, consolidation, recapitalization, reclassification, stock split, stock dividend or combination of shares, such new or additional or different securities which are issued upon conversion of or in exchange or substitution for RSUs or the Shares underlying the RSUs which are then subject to vesting shall be subject to the same vesting conditions as such RSUs or Shares, as applicable, unless the Committee provides for the vesting of the RSUs or the Shares underlying the RSUs, as applicable.

10. Conditions to Issuance of Shares. Shares issued as payment for the RSUs will be issued out of the Company’s authorized but unissued Shares. Upon issuance, such Shares shall be fully paid and nonassessable. The Shares issued pursuant to this Agreement shall be held in book-entry form and no certificates shall be issued therefor. In addition to the other requirements set forth herein, the Shares issued as payment for the RSUs shall be issued only upon the fulfillment of all of the following conditions:

(a) The admission of such Shares to listing on all stock exchanges on which such class of stock is then listed;

(b) The completion of any registration or other qualification of such shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which the Committee shall, in its absolute discretion, deem necessary or advisable;

(c) The obtaining of any approval or other clearance from any state or federal governmental agency which the Committee shall, in its absolute discretion, determine to be necessary or advisable;

(d) The lapse of such reasonable period of time as the Committee may from time to time establish for reasons of administrative convenience; and

(e) The receipt by the Company of full payment for any applicable withholding or other employment tax or required payments with respect to any such Shares to the Company with respect to the issuance or vesting of such Shares.

In the event that the Company delays a distribution or payment in settlement of RSUs because it reasonably determines that the issuance of Shares in settlement of RSUs will violate federal securities laws or other applicable law, such distribution or payment shall be made at the earliest date at which the Company reasonably determines that the making of such distribution or payment will not cause such violation, as required by Treasury Regulation Section 1.409A-2(b)(7)(ii). The Company shall not delay any payment if such delay will result in a violation of Section 409A of the Code.

11. Rights as Stockholder. Neither the Participant nor any person claiming under or through the Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until such Shares will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Participant or any person claiming under or through the Participant.

12. Tax Withholding. The Company or any Related Entity shall have the authority and the right to deduct or withhold, or require the Participant to remit to such entity, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to the issuance, vesting or payment of the RSUs and the Dividend Equivalents. In satisfaction of the foregoing requirement or in satisfaction of any additional tax withholding, the Company or any Related Entity may, or the Committee may in its discretion allow the Participant to elect to have the Company or any Related Entity (as applicable), withhold Shares otherwise issuable under such award (or allow the return of Shares) having a Fair

Market Value equal to the sums required to be withheld. Notwithstanding any other provision of the Plan or this Agreement, the number of Shares which may be withheld with respect to the issuance, vesting or payment of the RSUs and the Dividend Equivalents in order to satisfy the Participant’s income and payroll tax liabilities with respect thereto shall be limited to the number of shares which have a fair market value on the date of withholding no greater than the aggregate amount of such liabilities based on the maximum individual statutory withholding rates in the applicable jurisdiction.

13. Remedies. The Participant shall be liable to the Company for all costs and damages, including incidental and consequential damages, resulting from a disposition of the RSUs which is in violation of the provisions of this Agreement. Without limiting the generality of the foregoing, the Participant agrees that the Company shall be entitled to obtain specific performance of the obligations of the Participant under this Agreement and immediate injunctive relief in the event any action or proceeding is brought in equity to enforce the same. The Participant will not urge as a defense that there is an adequate remedy at law.

14. Restrictions on Public Sale by the Participant. To the extent not inconsistent with applicable law, the Participant agrees not to effect any sale or distribution of the RSUs or the Shares underlying the RSUs or any similar security of the Company, or any securities convertible into or exchangeable or exercisable for such securities, including a sale pursuant to Rule 144 under the Securities Act, during the fourteen (14) days prior to, and during the up to 90 day period beginning on, the date of the pricing of any public or private debt or equity securities offering by the Company (except as part of such offering), if and to the extent requested in writing by the Company in the case of a non-underwritten public or private offering or if and to the extent requested in writing by the managing underwriter or underwriters (or initial purchaser or initial purchasers, as the case may be) and consented to by the Company, which consent may be given or withheld in the Company’s sole and absolute discretion, in the case of an underwritten public or private offering (such agreement to be in the form of a lock-up agreement provided by the Company, managing underwriter or underwriters, or initial purchaser or initial purchasers, as the case may be).

15. Conformity to Securities Laws. The Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of all applicable federal and state laws, rules and regulations (including, but not limited to the Securities Act of 1933 (the “Securities Act”) and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, including without limitation the applicable exemptive conditions of Rule 16b-3 of the Exchange Act) and to such approvals by any listing, regulatory or other governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the RSUs are granted, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan, this Agreement and the RSUs shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

16. Code Section 409A. To the extent applicable, this Agreement shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the effective date of this Agreement. Notwithstanding any provision of this Agreement to the contrary, in the event that following the effective date of this Agreement, the Company determines that the RSUs may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the effective date of this Agreement ), the Company may adopt such amendments to this Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect ), or take any other actions, that the Company determines are necessary or appropriate to (a) exempt the RSUs from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the RSUs, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance; provided, however, that this Section 16 shall not create any obligation on the part of the Company or any Related Entity to adopt any such amendment, policy or procedure or take any such other action. For purposes of Section 409A of the Code, any right to a series of payments pursuant to this Agreement shall be treated as a right to a series of separate payments. Notwithstanding anything to the contrary in this Agreement, no amounts shall be paid to the Participant under this Agreement during the six-month period following the Participant’s “separation from service” to the extent that the Committee determines that the Participant is a “specified employee” (each within the meaning of Section 409A of the Code) at the time of such separation from service and that paying such amounts at the time or times indicated in this Agreement would be a prohibited distribution under Code Section 409A(a)(2)(b)(i). If the payment of any such amounts is delayed as a result of the previous sentence, then on the first business day following the end of such six-month period (or such earlier date upon which such amount can be paid under Section 409A of the Code without being subject to such additional taxes), the Company shall pay to the Participant in a lump-sum all amounts that would have otherwise been payable to the Participant during such six-month period under this Agreement.

17. No Right to Continued Service. Nothing in this Agreement shall confer upon the Participant any right to continue as a Service Provider of the Company or any Related Entity, or shall interfere with or restrict in any way the rights of the Company or any Related Entity, which rights are hereby expressly reserved, to discharge the Participant at any time for any reason whatsoever, with or without cause.

18. Miscellaneous.

(a) Incorporation of the Plan. This Agreement is made under and subject to and governed by all of the terms and conditions of the Plan. In the event of any discrepancy or inconsistency between this Agreement and the Plan, the terms and conditions of the Plan shall control. By signing this Agreement, the Participant confirms that he or she has received access to a copy of the Plan and has had an opportunity to review the contents thereof.

(b) Clawback. This award, the RSUs and the Shares issuable with respect to the RSUs shall be subject to any clawback or recoupment policy currently in effect or as may be adopted by the Company, as may be amended from time to time.

(c) Successors and Assigns. Subject to the limitations set forth in this Agreement, this Agreement shall be binding upon, and inure to the benefit of, the executors, administrators, heirs, legal representatives, successors and assigns of the parties hereto, including, without limitation, any business entity that succeeds to the business of the Company.

(d) Entire Agreement; Amendments and Waivers. This Agreement, together with the Plan, constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. In the event that the provisions of such other agreement or letter conflict or are inconsistent with the provisions of this Agreement, the provisions of this Agreement shall control. Except as set forth in Section 16 above, this Agreement may not be amended except in an instrument in writing signed on behalf of each of the parties hereto and approved by the Committee. No amendment, supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

(e) Severability. If for any reason one or more of the provisions contained in this Agreement or in any other instrument referred to herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

(f) Titles. The titles, captions or headings of the Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

(g) Counterparts. This Agreement may be executed in any number of counterparts, any of which may be executed and transmitted by facsimile (including, without limitation, transfer by .pdf), and each of which shall be deemed to be an original, but all of which together shall be deemed to be one and the same instrument.

(h) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts entered into and wholly to be performed within the State of California by California residents, without regard to any otherwise governing principles of conflicts of law that would choose the law of any state other than the State of California.

(i) Notices. Any notice to be given by the Participant under the terms of this Agreement shall be addressed to the General Counsel of the Company at the Company’s address set forth in Exhibit A attached hereto. Any notice to be given to the Participant shall be addressed to him or her at the Participant’s then current address on the books and records of the Company. By a notice given pursuant to this Section 18(i), either party may hereafter designate a different address for notices to be given to him or her. Any notice which is required to be given to the Participant shall, if the Participant is then deceased, be given to the Participant’s personal representative if such representative has previously informed the Company of his or her status and address by written notice under this Section 18(i) (and the Company shall be entitled to rely on any such notice provided to it that it in good faith believes to be true and correct, with no duty of inquiry). Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail by certified mail, with postage and fees prepaid, addressed as set forth above or upon confirmation of delivery by a nationally recognized overnight delivery service.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

SUNSTONE HOTEL INVESTORS, INC., a Maryland corporation

By:
Name:
Title:

The Participant hereby accepts and agrees to be bound by all of the terms and conditions of this Agreement.

«PARTC_NAME»

Exhibit A

Definitions and Notice Address

Definitions

Capitalized terms not defined herein shall have the meanings set forth in the Performance-Based Restricted Stock Unit Agreement (2022) to which this Exhibit is attached.

“Performance Period” means the period commencing on March 7, 2022 and ending on March 7, 2027.

RSUs shall become “Earned RSUs” to the extent that the Price Per Share Goals set forth in the table below are achieved during the Performance Period.

Vesting Tranche	Price Per Share Goal	Percentage of Earned RSUs
“First Vesting Tranche”	$13.50	20%
“Second Vesting Tranche”	$15.00	20%
“Third Vesting Tranche”	$16.50	20%
“Fourth Vesting Tranche”	$18.00	20%
“Fifth Vesting Tranche”	$19.50	20%

For the avoidance of doubt, each Price Per Share Goal for an Earned RSU may be achieved only once during the Performance Period and more than one Price Per Share Goal may be achieved on a particular date. For example, if the first Price Per Share Goal of $13.50 per share is achieved on January 1, 2025, the Price Per Share thereafter drops below such level and again reaches $13.50 per share during the 20 consecutive trading day period ending September 30, 2025, no additional RSUs shall become Earned RSUS as a result of reaching the same Price Per Share Goal for a second time.

Vesting of Earned RSUs

Except as otherwise provided in Sections 5(b) or 6(b) of the Agreement, with respect to any RSUs that become Earned RSUs, such Earned RSUs shall vest on the later of the third anniversary of the Grant Date and the Date on which the Price Per Share Goal is achieved during the Performance Period (the later of such dates, the “Vesting Date”), subject to Participant’s continued Service through the applicable Vesting Date.

“Price Per Share” means the closing trading price of a share of Common Stock on the principal stock exchange or quotation system on which the Common Stock is then listed.

“Price Per Share Goal” means the applicable Price Per Share set forth in the table above that has been maintained for any 20 consecutive trading day period during the Performance Period; provided, however, that if a Change in Control occurs prior to the completion of the Performance Period, the Price Per Share Goals shall be evaluated solely by reference to the price per Share paid by the acquiror in the Change in Control transaction or, to the extent that the consideration in the Change in Control transaction is paid in stock of the acquiror or its affiliates, then, unless otherwise determined by the Committee, the Price Per Share shall mean the value of the consideration paid per Share based on the average of the high and low trading prices of a share of such acquiror stock on the principal exchange on which such shares are then traded on the date on which a Change in Control occurs.

Company Address

200 Spectrum Center Drive

21st Floor

Irvine, California 92618

Attn: General Counsel